Exhibit 10.5

NORTHVIEW ACQUISITION CORP.
207 West 25th St., 9th Floor

New York, 10001

July 11, 2025

NV Profusa Merger Sub, Inc.
Profusa, Inc.	207 West 25th St, 9th Floor
345 Allerton Ave.	New York, NY 10001

South San Francisco, CA 94080
Attention: Ben Hwang
Email: ben.hwang@profusa.com

NorthView Acquisition Corp.
207 West 25th St, 9th Floor
New York, NY 10001
Attention: Jack Stover
Email: jstover@comcast.net

Attention: Jack Stover Email: jstover@comcast.net

Re:	Closing Agreement re Merger Agreement and Plan of Reorganization

Ladies and Gentlemen:

Reference is hereby made to that certain Merger Agreement and Plan of Reorganization, dated as of November 7, 2022 (as amended, the “Merger Agreement”), by and among (i) NorthView Acquisition Corp., a Delaware corporation (“Parent”), (ii) NV Profusa Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and (iii) Profusa, Inc., a California corporation (the “Company”). Capitalized terms used but not otherwise defined in this letter agreement (this “Closing Agreement”) shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the mutual promises and agreements contained in this Closing Agreement and the Merger Agreement, and for other good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Private Placement Basis. The parties hereby acknowledge that pursuant to Section 1.01 of the Merger Agreement, the term “Private Placement Basis” is defined to mean $2.22. The parties hereby acknowledge that certain securities issued in the Company Private Placement Financing had a cost basis of $0.50, whereas other securities had a cost basis of $2.22. The Company and the Parent hereby agree to amend the definition of “Private Placement Basis” to mean “$2.22 or $0.50, as applicable, based on the cost basis of the security issued in the applicable Company Private Placement Financing.

2. Lock-Up Agreements. The parties hereby acknowledge that pursuant to Section 8.02(e) of the Merger Agreement, as a condition to the Closing, certain specified stockholders of the Company are required to deliver duly executed copies of the Lock-Up Agreements to Parent. As of the date hereof, the stockholders listed on Exhibit A hereto (the “Exempted Stockholders”) have not delivered duly executed copies of the Lock-Up Agreements to the Parent. The Parent and the Company hereby agree to waive the requirement to deliver the Lock-Up Agreements at Closing for the Exempted Stockholders and to temporarily extend the time for such Exempted Stockholders to provide the Lock-Up Agreements. The Company and Parent agree to use commercially reasonable efforts to obtain the aforementioned Lock-Up Agreements from the Exempted Stockholders promptly following the Closing.

3. Miscellaneous. Except as expressly provided in this Closing Agreement, all of the terms and provisions in the Merger Agreement and the Ancillary Documents are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Closing Agreement does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Merger Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party to the Merger Agreement, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Merger Agreement, as amended or modified, or the provisions thereof waived, by this Closing Agreement (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Merger Agreement, as amended and modified by this Closing Agreement, and the documents or instruments attached hereto or referenced herein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, as amended by this Closing Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. The provisions of Sections 10.01 through 10.11 (excluding the first sentence of Section 10.04) of the Merger Agreement are hereby incorporated herein by reference and apply to this Closing Agreement as if all references to the “Agreement” contained therein were instead references to this Closing Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

To indicate your acceptance to the provisions of this Closing Agreement, please sign in the space provided below.

Sincerely,

Parent:

NORTHVIEW ACQUISITION CORP.

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Chief Financial Officer

Merger Sub:

NV Profusa Merger Sub, Inc.

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Secretary

Acknowledged and Agreed effective as of the date first set forth above:

The Company:

PROFUSA, INC.

By:	/s/ Ben Hwang
Name:	Ben Hwang
Title:	Chief Executive Officer

[Signature Page to Closing Agreement]

Exhibit A

Exempted Shareholders

Atinum Fast Growing Companies Fund*

BC hSensor Limited*

Blue Sky Capital PSP*

Irwin Lieber*

Yetta Tropper*

*	The noted parties are party to the Company Support Agreement, dated November 7, 2022, pursuant to which their shares are subject to lock-up provisions for a period of 12 months following the closing date.

[Signature Page to Closing Agreement]